DANVERS BANCORP, INC.
FOR IMMEDIATE RELEASE

Date:                      October 22, 2009

Contacts:               Kevin T. Bottomley                                                                             L. Mark Panella
President and CEO	Executive Vice President and CFO

Phone:                   (978) 739-0263                                                                                     (978) 739-0217
Email:                    kevin.bottomley@danversbank.com                                                  mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Three and Nine Months Ended September 30, 2009

DANVERS, MASSACHUSETTS (October 22, 2009): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank (the “Bank”), today reported net income of $1.2 million, for the quarter ended September 30, 2009 compared to net income of $48,000 for the same quarter in 2008.  A significant increase in net-interest income and a slight increase in non-interest income more than offset higher provision for loan losses, increased salaries and benefits expense and expenses associated with the proposed Beverly National Corporation ("Beverly") merger.  In particular, net interest income improved by $2.3 million or 19.0%, compared to the same three-month period in 2008.

For the nine months ended September 30, 2009, the Company recorded net income of $2.7 million compared to a loss of $2.7 million for the same period in 2008.  A $5.2 million increase in net interest income and significantly lower non-interest expenses were the primary reasons for the change between the two periods.  It should be noted that the loss in 2008 included two non-recurring items; a $6.9 million pretax charge related to the establishment of the Danversbank Charitable Foundation (the ‘‘Foundation”) and a $3.7 million pretax charge related to the acceleration of the Company’s phantom stock plan.  Both charges directly relate to the Company’s conversion in January 2008 from a mutual form of organization to a public stock holding company.

Compared to the quarter ended June 30, 2009, net income increased to $1.2 million from net income of $135,000.  A significant increase in net-interest income and a decrease in deposit insurance expense (most notably the second quarter special assessment) offset increases in the provision for loan losses and expenses associated with the proposed Beverly transaction.

Third quarter financial highlights include:

•	15% annualized growth in gross loans;
•	30% annualized growth in total deposits;
•	Non-performing assets to total assets of 0.73% compared to 0.50% for Q3 ‘08 and 0.79% for Q2 ‘09;
•	Net interest margin of 3.23% compared to 3.25% for Q3 ‘08 and 3.13% for Q2 ‘09;
•	Net interest income increased 19% compared to Q3 ‘08 and 9% compared to Q2 ‘09; and
•	Non-interest income increased 16% compared to Q3 ‘08 and decreased 8% compared to Q2 ‘09.

“Our core operations showed continued strength in the third quarter.  The impressive growth in deposits was accompanied by a ten basis point improvement in our net interest margin and stability in our asset quality,” stated Kevin T. Bottomley, President and CEO.

DANVERS BANCORP, INC.

Earnings per share basic and diluted for the third quarter of 2009 and 2008 were $0.074 and $0.003, respectively.  Earnings per share basic and diluted for the nine months ended September 30, 2009 were $0.17.  Earnings per share are not applicable for year to date and quarterly periods prior to June 30, 2008, as the Company did not issue stock until January 10, 2008.

Merger

At a special meeting on October 9, 2009, the Company’s stockholders voted to approve the Agreement and Plan of Merger by and between the Company and Beverly National Corporation, dated as of June 16, 2009, pursuant to which Beverly will merge with and into the Company, with the Company being the surviving corporation.  The Beverly stockholders approved the transaction at a special meeting on October 8, 2009.  The transaction is expected to close on October 30, 2009.

Dividend Declared

The Board of Directors of the Company has declared a cash dividend on its common stock of $0.02 per share.  The dividend will be paid on or after November 20, 2009 to shareholders of record as of November 6, 2009.  In accordance with the Agreement and Plan of Merger by and between the Company and Beverly National Corporation, dated as of June 16, 2009, Beverly shareholders are not eligible for this dividend.

2009 Earnings Summary

The Company’s net interest income increased $2.3 million, or 19.0%, during the third quarter of 2009 compared with the same period in 2008.  For the comparable nine month period ended September 30, 2009, net interest income increased $5.2 million, or 15.0%.  These increases were attributable to the overall growth of the franchise and in particular the Company’s significant loan growth during the comparable three and nine month periods.  Net loans increased $55.5 million during the quarter and $124.3 million for the nine months ended September 30, 2009.  In addition, total interest expense declined by $2.0 million between the comparable nine-month periods.  The Company’s net interest income, during the third quarter of 2009, increased $1.1 million, or 8.5%, when compared to the second quarter of 2009.  The Company’s net interest margin (“NIM”) was 3.23% for the quarter ended September 30, 2009, a 2 basis point decrease when compared to the third quarter of 2008, but a 10 basis point increase when compared to the second quarter of 2009.  While asset yields declined by 2 basis points during the past quarter, liability costs declined 17 basis points.

Non-interest income for the third quarter of 2009 totaled $1.7 million, an increase of $226,000, or 15.6%, compared to the third quarter of 2008.  The increase was primarily due to increases in service charges on deposits and gains on sales of securities offset by decreases in loan servicing revenue and income on bank-owned life insurance during the period.  For the nine months ended September 30, 2009, non-interest income decreased by $182,000, or 3.4%, compared to the same period in 2008.  A decrease in loan servicing revenue and significantly decreased gains from sales of securities offset increases in service charges on deposits and gains on sales of loans.  Non-interest income decreased by $136,000, or 7.5%, for the third quarter compared to the second quarter of 2009, due primarily to a decrease in gains on sales of loans.

Non-interest expense increased by $2.4 million, or 22.4%, for the third quarter of 2009 as compared to the same period in 2008 as the Company experienced increases in salaries and employee benefits, deposit insurance, outside services, occupancy and other operating expense.  The increase in salaries and employee benefits during the quarter was the result of additions to staff as the Company continues to expand its branch footprint and lending activities and general salary administration related to the expansion of the franchise since conversion.  Deposit insurance increased by $236,000 due to higher insurance premiums.  A decrease in other real estate owned expense of $66,000 slightly offset these increases.  Non-interest expense decreased by $555,000 for the third quarter compared to the second quarter of 2009.  The decrease was mainly due to a decrease in deposit insurance expense and outside services of $839,000 and $241,000, respectively.  The Company’s second quarter deposit insurance expense included an $810,000 special assessment.  Expenses related to the proposed Beverly transaction partially offset the overall decline in non-interest expense for the third quarter.

DANVERS BANCORP, INC.

For the first nine months of 2009, the Company’s overall non-interest expenses declined $4.6 million compared to 2008.  The decrease is due primarily to the aforementioned charges for the Foundation, accelerated vesting and payout of the phantom stock plan as well as a $1.5 million decline in other real estate owned expense.  This decline was partially offset by expenses related to the proposed Beverly transaction and higher deposit insurance premiums.

Balance Sheet Summary

Total assets increased by $165.1 million, or 9.6%, from $1,727.8 million at December 31, 2008 to $1,892.9 million at September 30, 2009.  Net loans have increased by $124.3 million, or 11.2%, during the first nine months of the year.  During the same period, securities have increased $28.2 million, or 5.8%.  The growth of the balance sheet is attributable to the continuing market transfer of both loan and deposit balances from some of the larger banking companies to the community banking franchises and the credit opportunities that continue to present themselves in the Company’s primary markets.  During the fourth quarter of 2008, management chose to purchase a number of callable agency securities that were directly funded with overnight FHLB borrowings.  Over the past nine months, the Company has experienced steady cash flow from both investment calls and amortization from the mortgage-backed securities portfolio and as a result, management has been able to fund the majority of the Company’s loan origination activities with this cash flow.  The Company has also experienced very strong deposit growth during the first nine months of 2009 and has utilized these cash flows to fund the balance of its loan originations, retire overnight borrowings and during the most recent quarter selectively increase the Company’s investment portfolio.  Deposit balances increased by $255.8 million, or 22.9%, for the first nine months of 2009.

The Company continued to experience strong loan demand during the third quarter of 2009. The major increases occurred in the C&I and residential real estate loan segments with growth of $43.3 million and $9.9 million, respectively.  Gross loans have increased $125 million for the first nine months of the year.  The trend, as it has been for the better part of the past three years, has been to systematically wind down the Company’s construction lending activities in favor of larger and well-diversified C&I and some permanent commercial real estate opportunities.

The Company experienced modest improvement in its asset quality metrics for the quarter ended September 30, 2009.  Non-performing assets as a percentage of total assets decreased to 73 basis points from 79 basis points at June 30, 2009.  Non-performing assets as a percentage of total assets totaled 55 basis points and 41 basis points at March 31, 2009 and December 31, 2008, respectively.  Non-performing assets declined to $13.9 million at September 30, 2009 from $14.2 million at June 30, 2009, and were composed of $8.2 million in loans considered impaired and on non-accrual, $3.8 million in troubled debt restructures ("TDR’s"), and $1.9 million in other real estate owned ("OREO").  All of the credits classified as TDR’s were performing in accordance with their modified terms and conditions at September 30, 2009.  The total OREO consists of four properties with no particular business segment or industry concentration represented.

“In the prevailing economic environment and with continuing high levels of unemployment in Massachusetts, our current level of non-performing assets could persist for some time until there is a broader recovery in the state economy.  As these problems continue, it is possible that we will see an adverse impact on our customer base due to rising foreclosures in the residential markets and increasing vacancies in the commercial real estate sector,” noted Bottomley.

DANVERS BANCORP, INC.

The Company’s delinquency trends continue to be stable and favorable when compared to industry peers.  The third quarter provision for loan losses was $1.4 million compared to $1.1 million for the same period in 2008 and $1.2 million for the second quarter of 2009.  The growth of the loan portfolio and to a lesser extent the establishment of specific reserves were the primary reasons for the increase.  The allowance for loan losses increased by $1.2 million, or 9.1%, during the third quarter of 2009 and represented 1.11% of loans at September 30, 2009 compared to 1.08% at December 31, 2008.  Net charge-offs for the first nine months were $1.6 million or approximately 14 basis points on average loans outstanding.  The allowance represents 115.72% of non-performing loans at September 30, 2009.

Deposits increased by $255.8 million, or 22.9%, to $1,374.0 million at September 30, 2009 compared to $1,118.3 million at December 31, 2008.  For the first nine months, the Company has experienced increases in all deposit categories and through a number of deposit gathering channels.  This growth is attributable to shifts in the competitive marketplace and recent changes and additions to the Company’s retail branch network.  In 2008, the Company opened a new branch location in Salem and relocated two existing branch locations.  Additionally, the Company opened a new branch location in Cambridge during the second quarter of this year.  The two new branch locations and the relocation of the two existing branches have contributed $66.7 million in new deposit growth.

The Company expects to continue with the expansion of its retail branch network and plans to open a new branch location in Waltham by the end of this year, in Boston by early next year, and in two other western suburbs by mid to late next year.  Despite the low levels of short-term interest rates, the Company has experienced considerable success at raising “core” deposit balances.

Advances from the Federal Home Loan Bank of Boston ("FHLBB") decreased by $105.2 million, or 34.8%, at September 30, 2009 compared to December 31, 2008.  Management has replaced some of the Company’s short-term borrowing with the aforementioned deposit inflows and in the process has lessened the Company’s reliance on any single short-term funding source.  The Company had approximately $161.9 million in various FHLBB term advances and $87 million in short-term borrowings at September 30, 2009.  The Company’s short-term borrowings consisted of $20 million in 84-day FRB term auction facility ("TAF") funding, $35 million in overnight FHLBB borrowings and $32 million in overnight customer repurchase agreements ("REPO’s").  From a funding and liquidity perspective, the Company has ready access to a number of large and well-diversified short-term funding sources and these alternatives are available at highly competitive rates given the current rate environment.

Company Profile

Danvers Bancorp, Inc. is the holding company for Danversbank, a Massachusetts-chartered savings bank headquartered in Danvers, Massachusetts.  Originally founded in 1850 as a Massachusetts-chartered mutual savings bank, we have grown to $1.9 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 16 other branch offices located in Andover, Beverly, Boston, Cambridge, Chelsea, Danvers, Malden, Middleton, Peabody, Reading, Revere, Salem, Saugus, Wilmington and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including C&I loans, commercial real estate loans, owner-occupied residential mortgages and consumer loans and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers, funds generated from operations and selected borrowings. We also provide non-deposit investment products and services, cash management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

DANVERS BANCORP, INC.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions.  As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes and the risk factors described in the Company’s December 31, 2008 Form 10-K, issued March 16, 2009, as updated by our Quarterly Reports on Form 10-Q, that adversely affect the business in which Danvers Bancorp, Inc. is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

DANVERS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2009	2008
	(In thousands)
ASSETS
Cash and cash equivalents	$37,603	$33,129
Certificates of deposit	10,588	10,291
Securities available for sale, at fair value	519,091	490,845
Loans held for sale	1,625	-
Loans	1,243,409	1,118,948
Less allowance for loan losses	(13,878)	(12,133)
Loans, net	1,229,531	1,106,815

Federal Home Loan Bank stock, at cost	14,001	14,001
Premises and equipment, net	26,616	22,877
Bank-owned life insurance	25,379	24,826
Other real estate owned	1,867	1,158
Accrued interest receivable	8,250	7,457
Deferred tax asset, net	7,312	6,955
Other assets	10,997	9,455
	$1,892,860	$1,727,809

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand deposits	$132,910	$123,414
Savings and NOW accounts	207,198	176,365
Money market accounts	568,177	440,931
Term certificates over $100,000	284,410	242,846
Other term certificates	181,354	134,727
Total deposits	1,374,049	1,118,283
Short-term borrowings	87,104	168,276
Long-term debt	161,867	163,022
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	13,731	15,255
Total liabilities	1,666,716	1,494,801
Stockholders' equity:
Preferred stock; $0.01 par value, 10,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.01 par value, 60,000,000 shares authorized; 17,842,500 shares issued and 17,479,707 shares outstanding at September 30, 2009 and 17,842,500
shares issued and outstanding at December 31, 2008	178	178
Additional paid-in capital	175,124	174,510
Retained earnings	69,558	67,854
Accumulated other comprehensive income	6,194	4,026
Unearned restricted shares	(7,209)	-
Treasury stock, at cost	(4,676)	-
Unearned compensation - ESOP, 1,302,503 shares and 1,356,030 shares at
September 30, 2009 and December 31, 2008, respectively	(13,025)	(13,560)
Total stockholders' equity	226,144	233,008
	$1,892,860	$1,727,809

DANVERS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$17,448	$16,247	$49,767	$47,665
Interest on debt securities:
Taxable	5,262	4,183	15,780	13,863
Non-taxable	235	195	658	578
Dividends on equity securities	-	91	1	301
Interest on cash equivalents and certificates of deposit	97	276	292	959
Total interest and dividend income	23,042	20,992	66,498	63,366

Interest expense:
Interest on deposits:
Savings and NOW accounts	647	551	1,842	1,762
Money market accounts	2,828	2,692	8,711	8,716
Term certificates	3,069	3,333	9,100	10,927
Interest on short-term borrowings	62	108	269	427
Interest on long-term debt and subordinated debt	2,291	2,423	6,916	7,035
Total interest expense	8,897	9,107	26,838	28,867
Net interest income	14,145	11,885	39,660	34,499
Provision for loan losses	1,400	1,050	3,360	2,725
Net interest income, after provision for loan losses	12,745	10,835	36,300	31,774

Non-interest income:
Service charges on deposits	869	686	2,503	1,972
Loan servicing fees	34	56	63	167
Gain on sales of loans	87	90	772	186
Net gain (loss) on sales of securities	4	(26)	4	887
Net increase in cash surrender value of bank-owned life insurance	231	241	553	841
Other operating income	442	394	1,284	1,308
Total non-interest income	1,667	1,441	5,179	5,361

Non-interest expenses:
Salaries and employee benefits	7,397	5,855	21,618	21,495
Occupancy	1,372	1,270	4,254	3,765
Equipment	877	811	2,464	2,358
Outside services	328	295	1,140	846
Contribution to the Danversbank Charitable Foundation	-	-	-	6,850
Other real estate owned expense	159	225	426	1,911
Deposit insurance expense	415	179	2,115	521
Other operating expense	2,496	2,018	6,398	5,300
Total non-interest expenses	13,044	10,653	38,415	43,046
Income (loss) before income taxes	1,368	1,623	3,064	(5,911)
Provision (benefit) for income taxes	205	1,575	383	(3,245)
Net income (loss)	$1,163	$48	$2,681	$(2,666)

Weighted-average shares outstanding:
Basic	15,662,796	16,450,979	15,993,596	N/A
Diluted	15,734,543	16,450,979	16,038,584	N/A

Earnings per share:
Basic	$0.074	$0.003	$0.168	N/A
Diluted	$0.074	$0.003	$0.167	N/A

DANVERS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30,	June 30,
	2009	2009
	(Dollars in thousands,
	except per share amounts)
Interest and dividend income:
Interest and fees on loans	$17,448	$16,612
Interest on debt securities:
Taxable	5,262	5,096
Non-taxable	235	220
Dividends on equity securities	-	1
Interest on cash equivalents and certificates of deposit	97	98
Total interest and dividend income	23,042	22,027

Interest expense:
Interest on deposits:
Savings and NOW accounts	647	647
Money market accounts	2,828	2,960
Term certificates	3,069	3,004
Interest on short-term borrowings	62	79
Interest on long-term debt and subordinated debt	2,291	2,303
Total interest expense	8,897	8,993
Net interest income	14,145	13,034
Provision for loan losses	1,400	1,200
Net interest income, after provision for loan losses	12,745	11,834

Non-interest income:
Service charges on deposits	869	846
Loan servicing fees	34	19
Gain on sales of loans	87	344
Net gain on sales of securities	4	-
Net increase in cash surrender value of bank-owned life insurance	231	185
Other operating income	442	409
Total non-interest income	1,667	1,803

Non-interest expenses:
Salaries and employee benefits	7,397	7,248
Occupancy	1,372	1,378
Equipment	877	819
Outside services	328	569
Other real estate owned expense	159	171
Deposit insurance expense	415	1,254
Other operating expense	2,496	2,160
Total non-interest expenses	13,044	13,599
Income before income taxes	1,368	38
Provision (benefit) for income taxes	205	(97)
Net income	$1,163	$135

Weighted-average shares outstanding:
Basic	15,662,796	15,949,439
Diluted	15,734,543	16,011,626

Earnings per share:
Basic	$0.07	$0.01
Diluted	$0.07	$0.01

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Three Months Ended September 30,
	2009				2008
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$60,633		$97	0.64%	$50,212		$276	2.20%
Debt securities: (2)
U.S. Government	-		-	-	2,014		17	3.38
Gov't-sponsored enterprises and
FHLMC	187,896		2,241	4.77	153,981		1,876	4.87
Mortgage-backed	246,167		2,823	4.59	188,771		2,288	4.85
Municipal bonds	23,071		235	4.07	19,186		195	4.07
Other	7,454		198	10.63	250		2	3.20
Equity securities	14,626		-	-	11,528		91	3.16
Real estate mortgages (3)	660,559		9,483	5.74	589,204		9,134	6.20
C&I loans (3)	456,742		6,748	5.91	379,419		6,231	6.57
IRBs (3)	89,087		1,073	4.82	57,123		694	4.86
Consumer loans (3)	7,400		144	7.78	9,363		188	8.03
Total interest-earning assets	1,753,635		23,042	5.26	1,461,051		20,992	5.75
Allowance for loan losses	(12,939)				(10,653)
Total earning assets less allowance
for loan losses	1,740,696				1,450,398
Non-interest-earning assets	105,848				98,660
Total assets	$1,846,544				$1,549,058

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$210,558		647	1.23	$180,041		551	1.22
Money market accounts	553,428		2,828	2.04	420,442		2,692	2.56
Term certificates	459,363		3,069	2.67	353,383		3,333	3.77
Total deposits	1,223,349		6,544	2.14	953,866		6,576	2.76
Borrowed funds:
Short-term borrowings	63,215		62	0.39	34,973		108	1.24
Long-term debt	162,006		1,823	4.50	164,000		1,865	4.55
Subordinated debt	29,965		468	6.25	29,965		558	7.45
Total interest-bearing liabilities	1,478,535		8,897	2.41	1,182,804		9,107	3.08
Non-interest-bearing deposits	131,408				132,442
Other non-interest-bearing liabilities	14,677				6,055
Total non-interest-bearing liabilities	146,085				138,497
Total liabilities	1,624,620				1,321,301
Stockholders' equity	221,924				227,757
Total liabilities and stockholders' equity	$1,846,544				$1,549,058

Net interest income			$14,145				$11,885
Net interest rate spread (4)				2.85%				2.67%
Net interest-earning assets (5)	$275,100				$278,247
Net interest margin (6)				3.23%				3.25%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.19	x			1.24	x

(1)	Yields are annualized.
(2)	Average balances are presented at average amortized cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Nine Months Ended September 30,
	2009				2008
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$43,678		$292	0.89%	$46,166		$959	2.77%
Debt securities: (2)
U.S. Government	681		13	2.55	2,032		62	4.07
Gov't-sponsored enterprises and
FHLMC	191,469		6,991	4.87	170,022		6,183	4.85
Mortgage-backed	241,350		8,574	4.74	202,225		7,607	5.02
Municipal bonds	21,583		658	4.06	18,950		578	4.07
Other	2,668		202	10.09	295		11	4.97
Equity securities	14,626		1	0.01	11,196		301	3.58
Real estate mortgages (3)	634,383		26,814	5.64	573,119		27,232	6.34
C&I loans (3)	445,032		19,571	5.86	347,930		17,965	6.88
IRBs (3)	81,684		2,930	4.78	51,799		1,899	4.89
Consumer loans (3)	7,789		452	7.74	9,387		569	8.08
Total interest-earning assets	1,684,943		66,498	5.26	1,433,121		63,366	5.90
Allowance for loan losses	(12,623)				(9,871)
Total earning assets less allowance
for loan losses	1,672,320				1,423,250
Non-interest-earning assets	103,532				101,998
Total assets	$1,775,852				$1,525,248

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$201,511		1,842	1.22	$179,717		1,762	1.31
Money market accounts	504,418		8,711	2.30	408,529		8,716	2.84
Term certificates (4)	419,597		9,100	2.89	351,537		10,927	4.14
Total deposits	1,125,526		19,653	2.33	939,783		21,405	3.04
Borrowed funds:
Short-term borrowings	90,414		269	0.40	35,767		427	1.59
Long-term debt	162,391		5,417	4.45	156,385		5,299	4.52
Subordinated debt	29,965		1,499	6.67	29,965		1,736	7.72
Total interest-bearing liabilities	1,408,296		26,838	2.54	1,161,900		28,867	3.31
Non-interest-bearing deposits	128,132				141,450
Other non-interest-bearing liabilities	13,923				8,303
Total non-interest-bearing liabilities	142,055				149,753
Total liabilities	1,550,351				1,311,653
Stockholders' equity	225,501				213,595
Total liabilities and stockholders' equity	$1,775,852				$1,525,248

Net interest income			$39,660				$34,499
Net interest rate spread (5)				2.72%				2.59%
Net interest-earning assets (6)	$276,647				$271,221
Net interest margin (7)				3.14%				3.21%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.20	x			1.23	x

(1)	Yields are annualized.
(2)	Average balances are presented at average amortized cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Term certificates include brokered and non-brokered CDs.
(5)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(6)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(7)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Three Months Ended
	September 30, 2009				June 30, 2009
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$60,633		$97	0.64%	$42,563		$98	0.92%
Debt securities: (2)
U.S. Government	-		-	-	520		3	2.31
Gov't-sponsored enterprises and
FHLMC	187,896		2,241	4.77	188,332		2,311	4.91
Mortgage-backed	246,167		2,823	4.59	234,042		2,780	4.75
Municipal bonds	23,071		235	4.07	21,692		220	4.06
Other	7,454		198	10.63	250		2	3.20
Equity securities	14,626		-	-	14,626		1	0.30
Real estate mortgages (3)	660,559		9,483	5.74	636,246		8,905	5.60
C&I loans (3)	456,742		6,748	5.91	441,482		6,599	5.98
IRBs (3)	89,087		1,073	4.82	81,037		966	4.77
Consumer loans (3)	7,400		144	7.78	7,349		142	7.73
Total interest-earning assets	1,753,635		23,042	5.26	1,668,139		22,027	5.28
Allowance for loan losses	(12,939)				(12,583)
Total earning assets less allowance
for loan losses	1,740,696				1,655,556
Non-interest-earning assets	105,848				104,369
Total assets	$1,846,544				$1,759,925

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$210,558		647	1.23	$208,005		647	1.24
Money market accounts	553,428		2,828	2.04	492,968		2,960	2.40
Term certificates	459,363		3,069	2.67	418,722		3,004	2.87
Total deposits	1,223,349		6,544	2.14	1,119,695		6,611	2.36
Borrowed funds:
Short-term borrowings	63,215		62	0.39	80,205		79	0.39
Long-term debt	162,006		1,823	4.50	162,391		1,805	4.45
Subordinated debt	29,965		468	6.25	29,965		498	6.65
Total interest-bearing liabilities	1,478,535		8,897	2.41	1,392,256		8,993	2.58
Non-interest-bearing deposits	131,408				128,361
Other non-interest-bearing liabilities	14,677				13,565
Total non-interest-bearing liabilities	146,085				141,926
Total liabilities	1,624,620				1,534,182
Stockholders' equity	221,924				225,743
Total liabilities and stockholders' equity	$1,846,544				$1,759,925

Net interest income			$14,145				$13,034
Net interest rate spread (4)				2.85%				2.70%
Net interest-earning assets (5)	$275,100				$275,883
Net interest margin (6)				3.23%				3.13%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.19	x			1.20	x

(1)	Yields are annualized.
(2)	Average balances are presented at average amortized cost.
(3)	Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities at the period indicated.
(5)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6)	Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
SELECTED FINANCIAL RATIOS AND OTHER DATA
(Unaudited)

					At or For
	At or For the		At or For the		the Three
	Three Months Ended		Nine Months Ended		Months Ended
	September 30,		September 30,		June 30,
	2009	2008	2009	2008	2009

Performance Ratios:

Return (loss) on assets (ratio of income to average total assets) (1)	0.25%	0.01%	0.20%	(0.23%)	0.03%
Return (loss) on equity (ratio of income to average equity) (1)	2.10%	0.08%	1.59%	(1.66%)	0.24%
Net interest rate spread (1) (2)	2.85%	2.67%	2.72%	2.59%	2.70%
Net interest margin (1) (3)	3.23%	3.25%	3.14%	3.21%	3.13%
Efficiency ratio (4)	82.30%	79.72%	85.47%	107.77%	91.45%
Non-interest expenses to average total assets (1)	2.83%	2.75%	2.88%	3.76%	3.09%
Average interest-earning assets to interest-bearing liabilities	1.19x	1.24x	1.20x	1.23x	1.20x

Asset Quality Ratios:

Non-performing assets to total assets	0.73%	0.50%	0.73%	0.50%	0.79%
Non-performing loans to total loans	0.96%	0.67%	0.96%	0.67%	1.05%
Allowance for loan losses to non-performing loans	115.72%	152.51%	115.72%	152.51%	101.41%
Allowance for loan losses to total loans	1.11%	1.03%	1.11%	1.03%	1.07%

Capital Ratios:

Risk-based capital (to risk-weighted assets)	18.72%	22.96%	18.72%	22.96%	20.16%
Tier 1 risk-based capital (to risk-weighted assets)	17.70%	22.01%	17.70%	22.01%	19.18%
Tier 1 leverage capital (to average assets)	13.14%	16.86%	13.14%	16.86%	14.21%
Stockholders' equity to total assets	11.95%	14.28%	11.95%	14.28%	12.46%
Average stockholders' equity to average assets	12.02%	14.70%	12.07%	14.00%	12.83%
_______________________________
(1)	Ratios for the three and nine months ended September 30, 2009 and 2008 and three months ended June 30, 2009 are annualized.
(2)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(4)
The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.